EXHIBIT 23.3


                          [Letterhead of KPMG]










INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement Number 333-84931 of Borg-Warner Automotive, Inc. on Form S-3 of our report dated April 24, 1999 incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




                                                        /s/ KPMG

Tokyo, Japan
September 21, 1999